UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



             DATE OF REPORT                            MARCH 1, 1999
                        (Date of earliest event reported)



                           BLUE DOLPHIN ENERGY COMPANY
            (Exact name of registrant as specified in its charter)


           DELAWARE                     0-15905                   73-1268729
(State or other jurisdiction of   Commission File Number:     (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                801 TRAVIS, SUITE 2100, HOUSTON, TEXAS    77002
               (Address of principal executive offices) (Zip Code)


                                (713) 227-7660
             (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 1, 1999, a wholly owned subsidiary of Blue Dolphin Energy Company ("Company") acquired Black Marlin Pipeline Company from Enron Pipeline Company ("Enron"), for $5,404,270 cash. Black Marlin Pipeline Company is the owner of the 75 mile Black Marlin Pipeline System originating in High Island Block 136 in the Gulf of Mexico off the Texas Gulf Coast extending across Galveston Bay to onshore facilities at Texas City, Texas.

This acquisition was funded by selling a one-sixth (1/6) undivided interest in the Company's Blue Dolphin Pipeline System and the Black Marlin Pipeline System to WBI Southern, Inc. for $3,713,000 and selling a one-third (1/3) undivided interest in the Black Marlin Pipeline System to MCNIC Pipeline Processing Company ("MCNIC") for $1,801,423. MCNIC owns a one-third (1/3) undivided interest in the Blue Dolphin Pipeline System.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(A)    FINANCIAL STATEMENTS

As of the date of filing of this report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 16, 1999.

(B)    PRO FORMA FINANCIAL INFORMATION

As of the date of filing of this report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial statements required by this Item 7(a). In accordance with item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 16, 1999.

(C)    EXHIBITS

10.29 Press Release March 1, 1999
10.30 Asset Purchase Agreement between WBI Southern, Inc. and Blue Dolphin Pipeline Company, Buccaneer Pipe Line CO. and Mission Energy, Inc.
10.31 Purchase and Sale Agreement between Enron Pipeline Company and Black Marlin Energy Company and Blue Dolphin Energy Company
10.32 Asset Purchase Agreement between WBI Southern, Inc. and Black Marlin Pipeline Company and Black Marlin Energy Company
10.33 Asset Purchase Agreement between MCNIC Offshore Pipeline & Processing Company and Black Marlin Pipeline Company and Black Marlin Energy Company


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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BLUE DOLPHIN ENERGY COMPANY

Date: March 9, 1999                         By: /s/ G. BRIAN LLOYD
                                                    G. Brian Lloyd
                                                    Vice President, Treasurer



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